                                                                     Exhibit 4.2

                             AMENDMENT NO. 2 TO THE
                           FIVE YEAR CREDIT AGREEMENT

                           Dated as of March 14, 2003

                  AMENDMENT NO. 2 TO THE FIVE YEAR CREDIT AGREEMENT among York International Corporation, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as syndication agent, Bank of Tokyo-Mitsubishi Trust Company, Wachovia Bank, National Association (as successor to First Union National Bank) and Fleet National Bank, as documentation agents, JP Morgan Securities, Inc. and Salomon Smith Barney Inc., as joint lead arrangers and joint bookrunners, and the Agent have entered into a Five Year Credit Agreement dated as of May 29, 2001, as amended by Amendment No. 1 dated as of May 29, 2002 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  AGREEMENT:

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) Section 1.01 is amended by deleting the definitions of "Advance", "Applicable Margin", "Applicable Percentage", "Applicable Utilization Fee", "Base Rate Advance", "Borrowing", "EBITDA", "Lenders", "Net Worth", "Public Debt Rating" and "Unused Revolving Credit Commitment" set forth therein and replacing them respectively, with the following new definitions thereof:

                  "Advance" means a Revolving Credit Advance, a Swing Line Advance, a Competitive Bid Advance or a Letter of Credit Advance.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

------------------------------------------------------------------------------------
Public Debt Rating             Applicable Margin for          Applicable Margin for
   S&P/Moody's                  Base Rate Advances          Eurodollar Rate Advances
------------------------------------------------------------------------------------
Level 1
A- or A3 or above                     0.000%                         0.400%
------------------------------------------------------------------------------------
Level 2
BBB+ and Baa1                         0.000%                         0.635%
------------------------------------------------------------------------------------
Level 3
BBB+ or Baa1                          0.000%                         0.750%
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Level 4
BBB or Baa2                           0.000%                         1.175%
------------------------------------------------------------------------------------
Level 5
BBB- and Baa3                         0.000%                         1.250%
------------------------------------------------------------------------------------
Level 6
Lower than Level 5                    0.000%                         1.400%
------------------------------------------------------------------------------------

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

----------------------------------------------------
Public Debt Rating                        Applicable
   S&P/Moody's                            Percentage
----------------------------------------------------
Level 1
A- or A3 or above                           0.100%
----------------------------------------------------
Level 2
BBB+ and Baa1                               0.115%
----------------------------------------------------
Level 3
BBB+ or Baa1                                0.125%
----------------------------------------------------
Level 4
BBB or Baa2                                 0.200%
----------------------------------------------------
Level 5
BBB- and Baa3                               0.250%
----------------------------------------------------
Level 6
Lower than Level 5                          0.400%
----------------------------------------------------

                  "Applicable Utilization Fee" means, as of any date that Usage exceeds 25% of the aggregate Revolving Credit Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

-------------------------------------------------------
Public Debt Rating                        Applicable
   S&P/Moody's                          Utilization Fee
-------------------------------------------------------
Level 1
A- or A3 or above                           0.100%
-------------------------------------------------------
Level 2
BBB+ and Baa1                               0.100%
-------------------------------------------------------
Level 3
BBB+ or Baa1                                0.125%
-------------------------------------------------------
Level 4
BBB or Baa2                                 0.125%
-------------------------------------------------------
Level 5
BBB- and Baa3                               0.250%
-------------------------------------------------------
Level 6
Lower than Level 5                          0.350%
-------------------------------------------------------

                  "Base Rate Advance" means an Advance (other than a Competitive Bid Advance) that bears interest as provided in Section 2.08(a)(i).

                  "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Competitive Bid Borrowing.

                  "EBITDA" means, for any Person for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense,
         (c) depreciation expense, (d) amortization expense, and (e) any extraordinary or non-recurring losses (in the case of the Borrower and its Subsidiaries, inclusive of losses related to restructuring charges and operating expenses related to restructuring actions in an amount not to exceed $103,000,000 taken not later than December 31, 2003, of which not more than $50,000,000 shall be cash charges or expenses, and losses related to Statement of Financial Accounting Standards No. 142 and No. 144 in an aggregate amount not to exceed $350,000,000) minus any extraordinary or non-recurring gains, for such period in each case determined for such Person in accordance with GAAP.

                  "Lenders" means the Initial Lenders, the Swing Line Bank and each Person that shall become a party hereto pursuant to Section 8.07.

                  "Net Worth" means, on any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a Consolidated balance sheet of the Borrower and its Subsidiaries at such date, adjusted to exclude (x) accumulated foreign currency translation adjustments, (y) accumulated losses related to Statement of Financial Accounting Standards No. 142 and No. 144 in an aggregate amount not to exceed $350,000,000 and (z) accumulated losses related to restructuring charges and operating expenses related to restructuring actions in an amount not to exceed $103,000,000 taken not later than December 31, 2003, of which not more than $50,000,000 shall be cash charges and expenses.

                  "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower (and if either such rating agency has issued more than one such rating, the lowest thereof). For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels;
         (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of, without duplication (i) the aggregate principal amount of all Advances (other than Competitive Bid Advances) made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Ratable Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.04(c) and outstanding at such time, (C) the aggregate amount of all Swing Line Advances made by the Swing Line Bank and outstanding at such time and (D) the aggregate principal amount of all Competitive Bid Advances outstanding at such time.

                  (b) Section 1.01 is further amended by adding thereto, in appropriate alphabetical sequence, the following definitions:

                  "Notice of Swing Line Borrowing" has the meaning specified in
         Section 2.02(b).

                  "Specified Information" has the meaning specified in Section 8.08(b).

                  "Swing Line Advance" means an advance made by the Swing Line Bank pursuant to Section 2.01(c) or any other Lender by purchase from the Swing Line Bank pursuant to Section 2.02(b).

                  "Swing Line Advance Maturity Date" has the meaning specified in Section 2.02(b).

                  "Swing Line Bank" means Citibank.

                  "Swing Line Borrowing" means a Borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

                  "Swing Line Commitment" means with respect to the Swing Line Bank at any time the amount set forth opposite the Swing Line Bank's name on the signature pages hereof, as such amount may be terminated or reduced, as the case may be, at or prior to such time pursuant to
         Section 2.06.

                  (c)      The definition of "Confidential Information" in
Section 1.01 is deleted in its entirety.

                  (d) Clause (b) of the definition of "Public Debt Rating" in Section 1.01 is amended by deleting the phrase "in accordance with Level 5" and substituting therefor the phrase "in accordance with Level 6".

                  (e) Section 2.01 is amended by adding to the end thereof a new subsection (c) to read as follows:

                  (c) The Swing Line Advances. The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $15,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Advance not to exceed the Unused Revolving Credit Commitments of the Lenders immediately prior to the making of such Advance. The Swing Line Bank agrees to make one or more Swing Line Advances on any Business Day. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple thereof and shall consist of a Base Rate Advance made by the Swing Line Bank. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this 2.01(c), prepay pursuant to Section 2.10 and reborrow under this
         Section 2.01(c).

                  (f) Section 2.02 is amended by adding immediately after subsection (a) thereof a new subsection (b) to read as follows:

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 3:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the Borrower to the Swing Line Bank and the Agent, of which the Agent shall give prompt notice to the Lenders. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed at once in writing, or telecopier or telex, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the fifth Business Day after the requested date of such Borrowing and (B) the Termination Date (the "Swing Line Advance Maturity Date")). The Swing Line Bank shall, before 5:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make such Swing Line Borrowing available to the Agent at the Agent's Account, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02. Upon written demand by the Swing Line Bank, with a copy of such demand to the Agent, each other Lender will purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by deposit to the Agent's Account, in same day funds, an amount equal to its Ratable Share of such Swing Line Advance. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or the Borrower. If and to the extent that any Lender shall not have so made its Ratable Share of such Swing Line Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Agent until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (g) Section 2.02 is further amended by (i) relettering subsections "(b)", "(c)", "(d)" and "(e)" as subsections "(c)", "(d)", "(e)" and "(f)", respectively and (ii) by inserting immediately after the phrase "Notice of Revolving Credit Borrowing" in subsection (c) the phrase "and Notice of Swing Line Borrowing".

                  (h) Section 2.06(b) is amended by adding to the end thereof the following sentence:

         The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Commitments by the amount, if any, by which the amount of the Swing Line Commitment exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (i) Section 2.07 is amended by adding to the end thereof a new subsection (c) to read as follows:

                  (c) Swing Line Advances. The Borrower shall repay to the Agent for the account of (i) the Swing Line Bank and (ii) each other Lender which has made a Swing Line Advance by purchase from the Swing Line Bank pursuant to Section 2.02(b) the outstanding principal amount of each Swing Line Advance made by each of them on the Swing Line Advance Maturity Date specified in the applicable Notice of Swing Line Borrowing.

                  (j) Section 2.08(a)(i) is amended in full to read as follows:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee in effect from time to time, payable in arrears (A) in the case of a Base Rate Advance that is not a Swing Line Advance, quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full or (B) in the case of a Base Rate Advance that is a Swing Line Advance, on the date such Swing Line Advance shall be paid in full.

                  (k) Section 2.11(a) is amended in full to read as follows:

                  (a) Optional. The Borrower may, upon notice at least three Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances and Swing Line Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing, Swing Line Advances comprising part of the same Swing Line Borrowing or the Letter of Credit Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of (i) $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) $1,000,000 or an integral multiple thereof in the case of Swing Line Advances and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  (l) Section 2.15(a) is amended by deleting the phrase "present or future taxes, levies, imposts" and substituting therefor the phrase "present or future withholding taxes, including levies, imposts".

                  (m) Section 2.15 (b) is amended in full to read as follows:

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder, but excluding all other United States federal taxes other than withholding taxes (hereinafter referred to as "Other Taxes").

                  (n) Section 2.16 is amended by deleting the phrase "Revolving Credit Advances or Letter of Credit Advances" and substituting therefor the phrase "Revolving Credit Advances, Swing Line Advances or Letter of Credit Advances" in each place such phrase appears.

                  (o) Section 2.17(a) is amended by (i) deleting the phrase "each Revolving Credit Advance and Letter of Credit Advance" and substituting therefor the phrase "each Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance" and (ii) deleting the phrase "Revolving Credit Advances or Letter of Credit Advances" and substituting therefor the phrase "Revolving Credit Advances, Swing Line Advances or Letter of Credit Advances" in each place such phrase appears.

                  (p)      Section 3.02 is amended in full to read as follows:

                           SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing, Each Swing Line Borrowing and Each Issuance. The obligation of each Lender and the Swing Line Bank to make an Advance (other than a Competitive Bid Advance and other than a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) and the obligation of the Issuing Bank to issue a Letter of Credit, shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing, such Swing Line Borrowing or such issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing, such Swing Line Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                           (i) the representations and warranties contained in Section 4.01 (except, in the case of Revolving Credit Borrowings and Swing Line Borrowings, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) are correct on and as of such date, before and after giving effect to such Revolving Credit Borrowing, Swing Line Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing, Swing Line Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

         and (b) the Agent shall have received such other approvals, opinions or documents as any Lender Party through the Agent may reasonably request.

                  (q) Section 6.01 is amended by replacing the parenthetical phrase "(other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.04(c))" with the parenthetical phrase "(other than (x) Swing Line Advances to be made by a Lender pursuant to Section 2.02(b) and (y) Letter of Credit Advances by the Issuing Bank or a Lender pursuant to
Section 2.04(c))" in each place such phrase appears.

                  (r) Section 8.01 is amended by adding to the end of the second proviso a new clause (z) to read "and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank under this Agreement".

                  (s) Section 8.07(f) is amended by replacing the phrase "Confidential Information" with the phrase "Borrower Information".

                  (t)      Section 8.08 is amended in full to read as follows:

                  (a) The Borrower, the Lenders and the Agent hereby agree that each of the Borrower, the Lenders and the Agent (and each of their respective, and their respective affiliates', employees, officers, directors, agents and advisors) is, and has been from the commencement of discussions with respect to the facility established by this Agreement (the "Facility"), permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Facility, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Borrower, such Lender or the Agent related to such structure and tax aspects. In this regard, each of the Borrower, the Lenders and the Agent acknowledges and agrees that its disclosure of the structure or tax aspects of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Borrower, the Lenders and the Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other Person. To the extent that disclosure of the structure or tax aspects of the Facility by the Borrower, the Agent or the Lenders is limited by any existing agreement between the Borrower and the Agent or the Lenders, such limitation is agreed to be void ab initio and such agreement is hereby amended to permit disclosure of the structure and tax aspects of the Facility as provided in this paragraph (a).

                  (b) Subject to paragraph (a) of this Section 8.08, neither the Agent nor any Lender may disclose to any Person any information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential or that is otherwise specifically identified as being confidential (such information being referred to collectively herein as the "Borrower Information"), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its affiliates' employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and will expressly agree to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.08, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Borrower and (viii) with the written consent of the Borrower.

                  (u) Exhibit A-1 is replaced with Exhibit A-1 to this Amendment.

                  (v) Schedule 5.02(a) is replaced with Schedule 5.02(a) to this Amendment.

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written, provided that, on or before March 14, 2003, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

                  SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                           (a)      The Borrower is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Delaware.

                           (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement and the Notes, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement and the Notes, as amended hereby.

                           (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement and the Notes, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                           (e) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement or the Notes, as amended hereby.

                  SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                  YORK INTERNATIONAL CORPORATION

                                                  By _______________________
                                                     Title:

ACCEPTED and AGREED:

CITIBANK, N.A., as Agent and as Lender

     By_______________________
     Title:

JPMORGAN CHASE BANK

By _______________________
   Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By _______________________
   Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By _______________________
   Title:

FLEET NATIONAL BANK

By _______________________
   Title:

NORDEA BANK FINLAND PLC
(formerly known as Merita Bank PLC)

By _______________________
   Title:

By _______________________
   Title:

THE BANK OF NOVA SCOTIA

By _______________________
   Title:

BNP PARIBAS

By _______________________
   Title:

By _______________________
   Title:

DANSKE BANK

By _______________________
   Title:

ING BANK

By _______________________
   Title:

PNC BANK, N.A.

By _______________________
   Title:

THE ROYAL BANK OF SCOTLAND PLC

By _______________________
   Title:

ALLFIRST BANK

By _______________________
   Title:

INTESABCI - NEW YORK BRANCH

By _______________________
   Title:

THE BANK OF NEW YORK

By _______________________
   Title:

DRESDNER BANK LATEINAMERIKA AG, MIAMI AGENCY

By _______________________
   Title:

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

U.S.$_______________                               Dated:  _______________, 200_

                  FOR VALUE RECEIVED, the undersigned, YORK INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Revolving Credit Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by the Lender to the Borrower pursuant to the Five Year Credit Agreement dated as of May 29, 2001 among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance from the date of such Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower, the making of Swing Line Advances by the Swing Line Bank to the Borrower and the issuance of Letters of Credit by the Issuing Bank from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, each Swing Line Advance and each Letter of Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                  YORK INTERNATIONAL CORPORATION

                                                  By __________________________
                                                     Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                       AMOUNT OF
                              AMOUNT OF             PRINCIPAL PAID           UNPAID PRINCIPAL             NOTATION
DATE                           ADVANCE                OR PREPAID                 BALANCE                   MADE BY
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

                                Schedule 5.02(a)

                                      Liens

         (i) The interest of lessors under various capital leases of computer and other office equipment and other miscellaneous property and equipment with an aggregate value of less than $15,000,000.

         (ii) Any security interest or encumbrance on assets of the Borrower or its Subsidiaries arising in connection with the December 1999 equipment lease financing of the Borrower if, pursuant to FASB Interpretation No. 46, Consolidation of Variable Interest Entities, dated January 2003, the equipment lease financing is required to be reflected in the accounts of the Borrower.